CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated April 23, 1998, appearing in the Annual Report on page F-2 of Form 10-KSB of Odyssey Marine Exploration, Inc. for the year ended February 28, 1999, in the Company's Registration Statements on Form S-8, SEC File No. 333-50325 regarding the 1997 Stock Option Plan and SEC File No. 333-50343 regarding the Consulting Agreement.



/s/ Giunta, Ferlita & Walsh, P.A.
Giunta, Ferlita & Walsh, P.A.
3302 Azeele Street
Tampa, Florida  33609

May 27, 1999